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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                January 12, 2007
                                 Date of Report
                        (Date of Earliest Event Reported)

                          Commission File No. 01-28911


                      NATIONAL HEALTHCARE TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)

                               Colorado 91-1869677
           (State of Incorporation) (IRS Employer Identification No.)


                2525 E Camelback Road Suite 900, Phoenix AZ 85016
               (Address of principal executive offices)(Zip Code)

         Company's telephone number, including area code: (480) 588-2488

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ITEM 1.01 Entry into a Material Definitive Agreement

On January 11, 2007, the Company entered into certain agreements with an affiliate of the Company, Camden Holdings, Inc. ("Camden"). The first agreement was a Consolidated Note and Security Agreement wherein the Company and Camden memorialized the terms of their agreement regarding monies advanced by Camden to the Company. Pursuant to this Agreement, the Company agreed to repay Camden the sum of $650,000 plus interest at ten percent (10%) per annum by December 31, 2007. Additionally, Camden has the right to convert all or part of this debt into shares of the Company's common stock at $.01 per share. The Company also entered into a consulting agreement with Camden wherein the Company agreed to pay Camden the sum of $450,000 for its services to the Company until December 31, 2007.

Also on January 11, 2007, the Company entered into a Consolidated Note and Security Agreement with Summitt Oil & Gas, Inc. ("Summitt"), also an affiliate of the Company, wherein the Company memorialized its obligation to pay Summitt $350,000 by December 31, 2007 for monies owed to Summitt. The Company also gave Summitt the right to convert all or part of this debt into shares of the Company's common stock at $.01 per share, which right Summitt has exercised. As a result of this conversion, Summitt is being issued 35,000,000 shares of the Company's common stock, in restricted form, and the Company has extinguished the debt of $350,000 owed to Summitt. Additionally, the Company entered into a consulting agreement with Summitt wherein the Company agreed to pay Summitt $450,000 and issue Summitt five million shares of the Company's common stock, in restricted form, in consideration for Summitt's services through December 31, 2007.

The Company believes that all of these agreements were in the best interests of the Company and fair and reasonable.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the terms of the agreements described in Item 1.01 above, the Company is issuing 35,000,000 shares of its common stock, in restricted form, to Summitt in satisfaction of its note to Summitt for $350,000. Additionally, the Company is issuing 5,000,000 shares of its common stock, in restricted form, to Summitt under the terms of a consulting agreement entered into by the parties.

Item 5.01 Changes in Control of Registrant

As a result of the issuance of 40,000,000 shares to Summitt, Summitt has become the majority shareholder in the Company. The Company has a total of 84,317,759 shares of its common stock issued and outstanding, of which Summitt owns 44,632,721, or 52.9%. The consideration paid by Summitt was its 350,000 note which the Company had issued to Summitt.


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Item 9.01 Financial Statements and Exhibits

10.16    Consolidated Note and Security Agreement with Camden Holdings, Inc.
10.17    Consulting Agreement with Camden Holdings, Inc.
10.18    Consolidated Note and Security Agreement with Summitt Oil & Gas, Inc.
10.19    Consulting Agreement with Summitt Oil & Gas, Inc.


                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

January 12th, 2007                         NATIONAL HEALTHCARE TECHNOLOGY, INC.



                                           Signed: /s/ Jon Carlson
                                                   -----------------------------
                                                   Jon Carlson, CEO